UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

TIENS BIOTECH GROUP (USA), INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49666	75-2926439
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700

(Address of principal executive offices)

Registrant's telephone number, including area code: (86) 22-8213-7658

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2008, Tiens Biotech Group (USA), Inc.’s (the “Company”) 80% owned subsidiary, Tianjin Tianshi Biological Development Co., Ltd. (“Biological”), entered a Lease Agreement (the “Lease Agreement”) with Tianjin Tianshi Group Co., Ltd. (“Tianshi Group”).

Under the Lease Agreement, Biological will lease from Tianshi Group facilities located at No. 6. Yuanquan Road, Wuqing New-tech Industrial Park, Tianjin, PRC, including:

•     three office buildings with a total area of 8,265 square meters;

•     one research building with an area of 2,400 square meters; and

•     one dormitory with an area of 2,365 square meters.

The Lease Agreement is effective as of January 1, 2008 and expires on December 31, 2008. Annual rent is 1% of Biological’s sales revenue. In addition, Biological is obligated to pay insurance, maintenance and other expenses related to the premises. The Lease Agreement replaces the lease agreement, dated June 30, 2002 (the “Prior Agreement”), by and between Biological and Tianshi Group, which expired on December 31, 2007.

Jinyuan Li, the Chief Executive Officer, President and Director of the Company, owns 90% of Tianshi Group, and his daughter, Baolin Li, owns the remaining 10% of Tianshi Group. Tianshi Group owns 51% of Tianjin Tianshi Biological Engineering Co. Ltd. (“Tianshi Engineering”), the entity to which the Company sells all of its products for consumption in China. The ownership of Tianshi Group and Tianshi Engineering are further described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities Exchange Commission on March 29, 2007.

The Lease Agreement was approved by all of the members of the Board of Directors of the Company on January 1, 2008, except that Mr. Li abstained from the vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIENS BIOTECH GROUP (USA), INC.

Date: February 5, 2008	By: /s/ Wenjun Jiao
Name: Wenjun Jiao
Title: Chief Financial Officer